[CONFORMED COPY]






                        $300,000,000


            AMENDED AND RESTATED CREDIT AGREEMENT


                         dated as of


                      February 29, 1996


                            among


                 Albany International Corp.


                   The Banks Party Hereto


                             and


         Morgan Guaranty Trust Company of New York,
                          as Agent








                     TABLE OF CONTENTS



                          ARTICLE I

                         DEFINITIONS

  SECTION 1.1.   Definitions . . . . . . . . . . . . . .   1
          1.2.   Accounting Terms and Determinations.. .  16
          1.3    Certain Currency Conversions. . . . . .  16
          1.4.   Types of Borrowings.. . . . . . . . . .  17


                         ARTICLE II

                         THE CREDITS

  SECTION 2.1.   Commitments to Lend . . . . . . . . . .  17
          2.2.   Notice of Committed Borrowing.. . . . .  17
          2.3.   Money Market Borrowings.. . . . . . . .  18
          2.4.   Notice to Banks; Funding of Loans.. . .  22
          2.5.   Notes.. . . . . . . . . . . . . . . . .  23
          2.6.   Maturity of Loans.. . . . . . . . . . .  24
          2.7.   Interest Rates. . . . . . . . . . . . .  24
          2.8.   Fees. . . . . . . . . . . . . . . . . .  26
          2.9.   Optional Termination or Reduction of
                 Commitments.. . . . . . . . . . . . . .  26
          2.10.  Mandatory Termination or Reduction of
                 Commitments.. . . . . . . . . . . . . .  26
          2.11.  Optional Prepayments. . . . . . . . . .  27
          2.12.  General Provisions as to Payments.. . .  27
          2.13.  Funding Losses. . . . . . . . . . . . .  28
          2.14.  Computation of Interest and Fees. . . .  28
          2.15.  Regulation D Compensation.. . . . . . .  28
          2.16.  Withholding Tax Exemption.. . . . . . .  29
          2.17.  Judgment Currency.. . . . . . . . . . .  30
          2.18.  Foreign Withholding Taxes and Other
                 Costs.. . . . . . . . . . . . . . . . .  31


                         ARTICLE III

                         CONDITIONS


  SECTION 3.1.   Effectiveness.. . . . . . . . . . . . .  32

---------------
       * The Table of Contents is not a part of this Agreement.

          3.2.   Borrowings. . . . . . . . . . . . . .    33
          3.3.   First Borrowing by Each Eligible
                 Subsidiary. . . . . . . . . . . . . .    34


                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY
                                                        Page

  SECTION 4.1.   Corporate Existence and Power . . . . .  35
          4.2.   Corporate and Governmental Authorization;
                 No Contravention. . . . . . . . . . . .  35
          4.3.   Binding Effect. . . . . . . . . . . . .  35
          4.4.   Financial Information.. . . . . . . . .  35
          4.5.   Litigation. . . . . . . . . . . . . . .  36
          4.6.   Compliance with ERISA.. . . . . . . . .  36
          4.7.   Taxes.. . . . . . . . . . . . . . . . .  37
          4.8.   Subsidiaries. . . . . . . . . . . . . .  37
          4.9.   General Indebtedness, Pari Passu Status. 37
          4.10.  Compliance with Laws. . . . . . . . . .  37
          4.11.  Environmental Matters.. . . . . . . . .  37
          4.12.  Full Disclosure.. . . . . . . . . . . .  38



                          ARTICLE V

                          COVENANTS

  SECTION 5.1.   Information . . . . . . . . . . . . . .  38
          5.2.   Payment of Obligations. . . . . . . . .  42
          5.3.   Maintenance of Property; Insurance. . .  42
          5.4.   Conduct of Business and Maintenance of
                 Existence.. . . . . . . . . . . . . . .  42
          5.5.   Inspection of Property, Books and
                 Records.. . . . . . . . . . . . . . . .  42
          5.6.   Subsidiary Debt.. . . . . . . . . . . .  43
          5.7.   Negative Pledge.. . . . . . . . . . . .  43
          5.8.   Consolidations, Mergers and Sales of
                 Assets. . . . . . . . . . . . . . . . .  44
          5.9.   Transactions with Affiliates. . . . . .  45
          5.10.  Restricted Payments.. . . . . . . . . .  46
          5.11.  Compliance with Laws. . . . . . . . . .  47
          5.12.  Sale of Receivables.. . . . . . . . . .  47
          5.13.  Limitations on Sale-Leasebacks. . . . .  47
          5.14.  Limitations on Investments. . . . . . .  48

                                                        Page

          5.15.  Cash Flow to Total Debt Ratio.. . . . .  48
          5.16.  Consolidated Tangible Net Worth.. . . .  48
          5.17.  Interest Coverage Ratio.. . . . . . . .  49
          5.18.  Use of Proceeds.. . . . . . . . . . . .  49



                         ARTICLE VI

                          DEFAULTS

  SECTION 6.1.   Events of Default . . . . . . . . . . .  49
          6.2.   Notice of Default.. . . . . . . . . . .  52



                         ARTICLE VII

                          THE AGENT

  SECTION 7.1.   Appointment and Authorization . . . . .  53
          7.2.   Agent and Affiliates. . . . . . . . . .  53
          7.3.   Action by Agent.. . . . . . . . . . . .  53
          7.4.   Consultation with Experts.. . . . . . .  53
          7.5.   Liability of Agent. . . . . . . . . . .  53
          7.6.   Indemnification.. . . . . . . . . . . .  54
          7.7.   Credit Decision.. . . . . . . . . . . .  54
          7.8.   Successor Agent.. . . . . . . . . . . .  54
          7.9.   Agency Fees.. . . . . . . . . . . . . .  55



                        ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES
                 AFFECTING FIXED RATE LOANS

  SECTION 8.1.   Basis for Determining Interest Rate
                 Inadequate or Unfair. . . . . . . . . .  55
          8.2.   Illegality. . . . . . . . . . . . . . .  56
          8.3.   Increased Cost and Reduced Return.. . .  56
          8.4.   Base Rate Loans Substituted for Affected
                 Fixed Rate Loans. . . . . . . . . . . .  58

                        ARTICLE IX

               REPRESENTATIONS AND WARRANTIES
                  OF ELIGIBLE SUBSIDIARIES
                                                        Page

  SECTION 9.1.   Corporate Existence and Power . . . . .  59
          9.2.   Corporate and Governmental Authorization;
                 No Contravention. . . . . . . . . . . .  59
          9.3.   Binding Effect. . . . . . . . . . . . .  59
          9.4.   Taxes.. . . . . . . . . . . . . . . . .  59
          9.5.   General Indebtedness, Pari Passu Status. 60



                          ARTICLE X

                          GUARANTY

  SECTION 10.1.  The Guaranty. . . . . . . . . . . . . .  60
          10.2.  Guaranty Unconditional. . . . . . . . .  60
          10.3.  Discharge Only Upon Payment In Full;
                 Reinstatement In Certain Circumstances.  61
          10.4.  Waiver by the Company.. . . . . . . . .  61
          10.5.  Subrogation.. . . . . . . . . . . . . .  62
          10.6.  Stay of Acceleration. . . . . . . . . .  62



                         ARTICLE XI

                        MISCELLANEOUS


  SECTION 11.1.  Notices . . . . . . . . . . . . . . . .  62
          11.2.  No Waivers. . . . . . . . . . . . . . .  63
          11.3.  Expenses; Documentary Taxes;
                 Indemnification.. . . . . . . . . . . .  63
          11.4.  Right of Set-Off; Sharing of Set-Offs..  64
          11.5.  Amendments and Waivers. . . . . . . . .  65
          11.6.  Successors and Assigns. . . . . . . . .  65
          11.7.  Collateral. . . . . . . . . . . . . . .  67
          11.8.  Consent to Jurisdiction; Service of
                 Process.. . . . . . . . . . . . . . . .  67
          11.9.  Existing Credit Agreement.. . . . . . .  68
          11.10. New York Law. . . . . . . . . . . . . .  68
          11.11. Counterparts; Integration.. . . . . . .  68
          11.12. WAIVER OF JURY TRIAL. . . . . . . . . .  69

                                                        Page

Commitment Schedule

Pricing Schedule

Exhibit A -      Note

Exhibit B -      Money Market Quote Request

Exhibit C -      Invitation for Money Market Quotes

Exhibit D -      Money Market Quote

Exhibit E -      Opinion of Counsel for the Company

Exhibit F -      Opinion of Davis Polk & Wardwell,
                   Special Counsel for the Agent

Exhibit G -      Form of Election to Participate

Exhibit H -      Form of Election to Terminate

Exhibit I -      Opinion of Counsel for the Borrower
                   (Borrowings by Eligible Subsidiaries)

Exhibit J -      Assignment and Assumption Agreement

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of
February 29, 1996 among ALBANY INTERNATIONAL CORP., the
BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW
YORK, as Agent.

          WHEREAS, the Company, the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent are parties to a $150,000,000 Amended and Restated Credit
Agreement dated as of March 31, 1995 (the "Existing Credit
Agreement");

          WHEREAS, the parties hereto desire to further amend the Existing Credit Agreement to (i) increase the aggregate amount of the Commitments from $150,000,000 to $300,000,000, (ii) extend the Termination Date from March
31, 2000 to February 28, 2002, and (iii) make certain other changes as hereinafter provided;

          WHEREAS, the parties hereto also desire to restate the Existing Credit Agreement as so amended; and

          WHEREAS, on the Restatement Effective Date (as defined herein) the Existing Credit Agreement will be so amended and restated to read in full as set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:


                          ARTICLE I

                         DEFINITIONS

          SECTION 1.1.   Definitions.  The following terms,
as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
Rates pursuant to Section 2.3.

          "Adjusted Consolidated Cash Flow" means, for any period of four consecutive fiscal quarters, Consolidated
Cash Flow for such period adjusted, if the Company so elects, to include any going concern business acquired by the Company or any of its Consolidated Subsidiaries during such period (an "Acquired Business") as if it had been acquired (and any Debt incurred to finance the acquisition thereof had been incurred) at the beginning of such period;
provided that:







          (i) financial statements of the Acquired Business are available for the portion of such period prior to the date of such acquisition (the "Prior Period"), and such financial statements are (x) prepared in accordance with GAAP and reported on by independent public accountants, or (y) prepared in accordance with accounting principles other than GAAP, reported on by independent public accountants and then adjusted by the Company to conform in all material respects to GAAP, or
     (z) prepared and/or adjusted in any other manner approved in writing by the Required Banks; and

          (ii)  in the first compliance certificate
     delivered pursuant to Section 5.1(d) covering a period for which Consolidated Cash Flow is adjusted to include the Acquired Business for a Prior Period, the Company's chief financial officer, chief accounting officer or treasurer shall state that the Company has elected to adjust Consolidated Cash Flow to include the Acquired Business for such Prior Period and shall certify that such adjustment has been made on the basis of financial statements that comply with (x), (y) or (z) of clause
     (i) above, as the case may be.

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

          "Affiliate" means, as to any designated Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person that beneficially owns or holds 5% or more of any class of voting securities of such designated Person or 5% or more of the equity interest in, or the interest in the profits of, such designated Person and (ii) any Person of which such designated Person beneficially owns or holds 5% or more of any class of voting securities or in which such designated Person beneficially owns or holds 5% or more of the equity interest or interest in the profits. For the purposes of this definition, control, as used with respect to the designated Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means Morgan Guaranty Trust Company of New
York in its capacity as agent for the Banks hereunder, and its successors in such capacity.


                               2







          "Amended Agreement" when used with respect to this Agreement, means this Agreement as amended and restated by the Amended and Restated Credit Agreement dated as of February 29, 1996 and as further amended from time to time thereafter.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assignee" has the meaning set forth in Section
11.6(c).

          "Bank" means each bank listed on the Commitment
Schedule, each Assignee which becomes a Bank pursuant to
Section 11.6(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to
Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means the Company or any Eligible
Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

          "Borrowing" has the meaning set forth in Section
1.4.

          "Cash Flow to Total Debt Ratio" means, at the end of any fiscal quarter, the ratio of (i) Adjusted
Consolidated Cash Flow for the four consecutive fiscal quarters then ended to (ii) Total Debt as of the end of such fiscal quarter.

          "Commitment" means, with respect to each Bank, the amount set forth opposite its name on the Commitment
Schedule or in an Assignment and Assumption Agreement


                              3







delivered to the Agent pursuant to Section 11.6(c), as such amount may from time to time be reduced pursuant to Section
2.9 or changed pursuant to Section 11.6(c).

          "Commitment Schedule"  means the Commitment
Schedule attached hereto.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.1.

          "Company" means Albany International Corp., a
Delaware corporation, and its successors.

          "Company's 1994 Form 10-K" means the Company's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended
September 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Consolidated Cash Flow" means, for any period,
(i) Consolidated Net Income for such period excluding therefrom (y) the net positive amount (if any) of all extraordinary items during such period and (z) any equity in earnings of unconsolidated Affiliates plus (ii) the sum of
(A) the aggregate amount of all cash distributions during such period by unconsolidated Affiliates to the Company and its Consolidated Subsidiaries and (B) consolidated depreciation and amortization expense of the Company and its Consolidated Subsidiaries for such period.

          "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date the consolidated common shareholders' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining


                                 4







such consolidated common shareholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1995 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries, in each case to the extent that the carrying value of such investment on the Company's books exceeds its historical cost, and (iii) all unamortized debt discount and expense, unamortized deferred charges (but only to the extent that the aggregate amount thereof exceeds $15,000,000), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets. For purposes of the foregoing definitions of Consolidated Tangible Net Worth and Consolidated Intangible Assets, consolidated common shareholders' equity of the Company and its Consolidated Subsidiaries, and each item subtracted therefrom in accordance with such definitions, shall be adjusted by adding back the cumulative foreign currency translation adjustment with respect to such shareholders' equity or such item, if negative, or subtracting the cumulative foreign currency translation adjustment with respect to such shareholders' equity or such item, if positive.

          "Continuing Director" means at any date a member of the Company's board of directors (i) who was a member of such board 24 months prior to such date or (ii) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's board of directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except (a) trade accounts payable arising in the ordinary course of business, (b) obligations incurred in connection with additions to property, plant or equipment which are deferred for no more than 120 days after the later of the acquisition or completion of installation of such additions, (c) other obligations which are deferred for no more than 120 days after the date on which they would first be reflected as


                               5








liabilities on a balance sheet of such Person and (d) obligations to pay for services of officers, directors or employees of the Company or any Subsidiary, (iv) all obligations of such Person as lessee under capital leases,
(v) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all obligations of such Person to purchase securities or other property in connection with the sale of the same or substantially similar securities or property, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollars" and the sign "$" mean lawful money of the United States.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

          "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

          "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

          "Eligible Subsidiary" means any Permitted Borrower Subsidiary as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Permitted Borrower Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice


                                6







to the Banks of the receipt of any Election to Participate or Election to Terminate.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

          "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

          "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

          "Euro-Dollar Reference Bank" means the principal
London office of Morgan Guaranty Trust Company of New York


                                 7







or, after such appointment, any other bank appointed pursuant to Section 11.6(f).

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.15.

          "Event of Default" has the meaning set forth in
Section 6.1.

          "Existing Credit Agreement" has the meaning set forth in the first WHEREAS clause at the beginning of this Amended Agreement.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Fixed Rate Loans" means Euro-Dollar Loans or
Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section
8.1(a)) or any combination of the foregoing.

          "GAAP" means accounting principles generally accepted in the United States as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated
Subsidiaries delivered to the Banks.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise),


                             8







provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

          "Hazardous Substances" means any toxic,
radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Interest Coverage Ratio" means, at the end of any fiscal quarter, the ratio of (i) Consolidated Cash Flow for the period of four consecutive fiscal quarters then ended plus consolidated tax expense and net interest expense for the Company and its Consolidated Subsidiaries, to the extent deducted in determining Consolidated Cash Flow for such period to (ii) consolidated net interest expense for the Company and its Consolidated Subsidiaries for such period.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and
     (ii) the remainder (if any) of each such Euro-Dollar
     Loan shall have an Interest Period determined as set forth above.


                               9








(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
     Date.

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
     Date.

(4)  with respect to each Money Market Absolute Rate
Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.3; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business
     Day; and


                                10






          (b) any Interest Period that would otherwise end after the Termination Date shall end on the Termination
     Date.

          "Internal Revenue Code" means the Internal Revenue
Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "LIBOR Auction" means a solicitation of Money
Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan or a Euro-Dollar
Loan or a Money Market Loan and "Loans" means Base Rate
Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d)(ii).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case

                              11






all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section
8.1(a)).

          "Money Market Loan" means a Money Market LIBOR
Loan or a Money Market Absolute Rate Loan.  The term "Money
Market Loan" shall also include money market loans made to the Company on February 29, 1996 in an aggregate amount not exceeding $100,000,000.

          "Money Market Margin" has the meaning set forth in
Section 2.3(d)(ii).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Unrecovered Amount" means, with respect to any Investment of the Company or any Subsidiary permitted pursuant to clause (d) or (e) of Section 5.14, the historical cost of such Investment less any payments received as proceeds of sale or returns of capital by the Company or any Subsidiary with respect to such Investment
(after subtracting from such proceeds any provisions for taxes reflected in the financial statements of the Company or any Subsidiary with respect to such sale or return of capital). The historical cost of any Investment by the Company or any Subsidiary that was made in the form of a transfer of capital stock, or an option to purchase capital stock, of the Company shall be deemed to be the fair market value of such capital stock or option at the time such Investment was made.

          "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans borrowed by it, and "Note" means any one of such promissory notes issued hereunder.

                             12






          "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.2) or a Notice of Money
Market Borrowing (as defined in Section 2.3(f)).

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section
11.6(b).

          "PBGC" means the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Acceptance" means any banker's acceptance accepted by a bank or trust company referred to in clause (i), (ii) or (iii) of the definition of Permitted
Deposit.

          "Permitted Borrower Subsidiary" means any
Wholly-Owned Consolidated Subsidiary that is incorporated in, and has its principal place of business in, Finland, France, Germany, the Netherlands, Norway, Sweden or the
United Kingdom.

          "Permitted Deposit" means any deposit with, including any certificate of deposit issued by, (i) any office of any Bank, (ii) any office of any bank or trust company which is organized under the laws of the United States or any state thereof or the District of Columbia if the debt securities of such bank or trust company or its holding company are rated at least A or the equivalent thereof by Standard & Poor's Ratings Service or A2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) any bank organized under the laws of a jurisdiction other than the United States or any state thereof if such bank is one of the five largest banks in such jurisdiction as measured by total capital (provided that the aggregate amount of all such deposits with such banks that are organized under the laws of a country that is not a member of the Organization for Economic Cooperation shall at no time exceed $5,000,000 in the aggregate), or (iv) any bank or trust company organized under the laws of any jurisdiction if the total of all deposits therewith by the Company and its Subsidiaries is less than $100,000.

          "Permitted Shareholders" means (i) J. Spencer Standish, (ii) any of his descendants or legatees, (iii) any executor, personal representative or spouse of J. Spencer Standish or of any of his descendants, (iv) any person who was a director or employee of the Company on February 15,

                               13






1996, (v) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the persons identified in the foregoing clauses (i) through (iv) have sole voting or investment power, (vi) any trust as to which persons so identified hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of contingent remaindermen and
(vii) any Employee Stock Ownership Plan for the benefit of employees of the Company.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Pricing Schedule" means the Pricing Schedule attached hereto.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in
New York City from time to time as its Prime Rate.

          "Principal Officer" means any of the following officers of the Company: Chairman of the Board, President, Senior Vice President, Vice President-Secretary, Controller and Treasurer. If the titles of the Company's officers are changed after February 15, 1996, the term "Principal
Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

          "Receivables" means all accounts, contract rights, chattel paper, instruments, general intangibles and other assets arising out of or in connection with the sale or lease of goods or the rendering of services.

          "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in

                                14






no net increase in the outstanding principal amount of Committed Loans made by any Bank.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Related Business" means a business consisting primarily of an activity related or complementary to an activity conducted as of December 31, 1995 by the Company or its Consolidated Subsidiaries. Related Business shall include, without limitation, a business engaged in the design, manufacture or distribution of (i) paper machine clothing or (ii) products which (a) are used in physical contact with, in close proximity to, or in conjunction with paper machine clothing or any other product manufactured by the Company or its Consolidated Subsidiaries, (b) are used to control, measure or monitor paper machine clothing or any such other product or (c) utilize paper machine clothing or any such other product.

          "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have expired or been terminated, Banks holding at least 51% of the aggregate unpaid principal amount of the Notes.

          "Restatement Effective Date" has the meaning set forth in Section 3.1.

          "Restricted Payment" means (i) any purchase, redemption, retirement or other acquisition of capital stock of the Company or any option, warrant or other right to acquire capital stock of the Company and (ii) any dividend or other distribution on any shares of the capital stock of the Company (except dividends payable solely in shares of its common stock).

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof or (ii) commercial paper rated in the highest grade by either Standard & Poor's Ratings Service or Moody's Investors Service, Inc., provided that, in each

                               15







case, such Investment matures within one year from the date of acquisition thereof by the Company or any Subsidiary.

          "Termination Date" means February 28, 2002 (or, if such day is not a Euro-Dollar Business Day, then the next succeeding Euro-Dollar Business Day).

          "Total Debt" means, at any date, the Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of
America.

          "Wholly-Owned Consolidated Subsidiary" means any
Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

          SECTION 1.2.   Accounting Terms and Determina-
tions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP provided that, if the Company notifies the Agent that the Company wishes to amend any covenant contained in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend any such covenant for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the rele-vant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

          SECTION 1.3    Certain Currency Conversions.  For
the purposes of any covenant contained in Article V of this Agreement which requires a determination based on a number


                               16







of Dollars, all amounts denominated in other currencies shall be valued at the applicable exchange rate used or to be used in preparing a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of the then most recently completed fiscal quarter of the Company.

          SECTION 1.4. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of
Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section
2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                         ARTICLE II

                         THE CREDITS

          SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Amended Agreement, to make loans to the Company or any Eligible Subsidiary from time to time during the period from and including the Restatement Effective Date to but not including the Termination Date; provided that, immediately after each such loan is made, the aggregate outstanding principal amount of all Committed Loans made by such Bank under this Agreement shall not exceed the amount of its Commitment as then in effect. Each Borrowing shall be in an aggregate principal amount of $3,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion
to their respective Commitments.   Within the foregoing
limits (and subject to the provisions of Article VIII, if applicable) the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to but not including the Termination Date.

          SECTION 2.2.   Notice of Committed Borrowing.  The
relevant Borrower shall give the Agent notice (a "Notice of

                               17





Committed Borrowing") not later than (y) 10:00 A.M. (New York City time) on the date of each Base Rate Borrowing and
(z) 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic
     Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

         (ii)  the aggregate amount of such Borrowing;

        (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

         (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest
     Period.

          SECTION 2.3.   Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Company may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Company on any date
prior to the Termination Date.   The Banks may, but shall
have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on
(x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR

                               18





     Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $3,000,000 or a larger multiple of $1,000,000,

        (iii)  the duration of the Interest Period
     applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market
     Absolute Rate.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d)  Submission and Contents of Money Market
Quotes.  (i)   Each Bank may submit a Money Market Quote
containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the

                               19






Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate
Auction.   Subject to Articles III and VI, any Money Market
Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

         (ii)  Each Money Market Quote shall be in
substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $3,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest
     1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest
Period specified in the related Invitation for Money Market
Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

                               20






          (A)  is not substantially in conformity with
     Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money
     Market Quotes; or

          (D)  arrives after the time set forth in
     subsection (d)(i).

          (e) Notice to Company. The Agent shall promptly notify the Company of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request,
(B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Company. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

                               21






          (i)  the aggregate principal amount of each Money
     Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii)  the principal amount of each Money Market
     Borrowing must be $3,000,000 or a larger multiple of $1,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market
     Absolute Rates, as the case may be, and

         (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal
amounts of such offers.   Determinations by the Agent of the
amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.4.   Notice to Banks; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 11.1. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

                               22






          (c) If any Bank makes a new Loan hereunder on a day on which the relevant Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by the relevant
Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. In no event shall any payment by the Agent, or repayment by the relevant Borrower, of any amount pursuant to this Section 2.4(d) relieve the Bank that failed to make available its share of the related Borrowing of its obligations hereunder.

          SECTION 2.5. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Agent (to be given not later than two Domestic Business Days prior to the first Borrowing by such Borrower), request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such

                               23





Loans.   Each such Note shall be in substantially the form
of Exhibit A hereto, with appropriate modifications to
reflect the fact that it evidences solely Loans of the
relevant type.   Each reference in this Agreement to a
"Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c)  Upon receipt of each Bank's Note pursuant to
Section 3.1(c) or 3.3(a), the Agent shall mail such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan evidenced by its Note and the date and amount of each payment of principal made by the relevant Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.6.   Maturity of Loans.  Each Loan
included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan was made until it becomes due, at a rate per annum equal to the
Base Rate for such day.   Such interest shall be payable for
each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day
(except the last day) during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London
Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

          The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum at which


                               24






deposits in Dollars are offered to the Euro-Dollar Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such day plus the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in Dollars in an amount approximately equal to such overdue payment due to the Euro-Dollar Reference Bank are offered to the Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in
clause (a) or (b) of Section 8   shall exist, at a rate per
annum equal to the sum of 1% plus the Base Rate for such
day).

          (d) Subject to Section 8.1(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at
intervals of three months after the first day thereof.   Any
overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

                               25






          (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telex, cable or facsimile transmission of each rate of interest so determined, and its good faith determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.8. Fees. The Company shall pay to the Agent for the account of the Banks ratably a facility fee for each day at the Facility Fee Rate (determined for each
day in accordance with the Pricing Schedule).   Such
facility fee shall accrue for each day (i) from and including the Restatement Effective Date to but excluding the date on which the Commitments shall have been terminated in their entirety, on the aggregate amount of the Commitments on such day (whether used or unused) and (ii) from and including the date on which the Commitments shall have been terminated in their entirety to but excluding the date the Loans shall be repaid in their entirety, on the aggregate outstanding principal amount of the Loans on such
day.   Accrued facility fees shall be payable quarterly on
each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.9.   Optional Termination or Reduction
of Commitments.  The Company may, upon at least three
Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $3,000,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all fees accrued under Section 2.8 shall be payable on the effective date of such termination.

          SECTION 2.10. Mandatory Termination or Reduction of Commitments. (a) On February 28, 2001 the Commitments shall be reduced pro rata to the extent (if any) required so that the aggregate amount of the Commitments immediately after such reduction does not exceed $150,000,000. On that date, the Borrower shall repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Loans, if any, as may be necessary so that after such repayment (i) the aggregate outstanding principal amount of such Bank's Committed Loans does not exceed the amount of such Bank's Commitment as then reduced, and (ii) the aggregate unpaid principal amount of all outstanding Loans does not exceed the aggregate amount of the Commitments as then reduced.

                               26






          (b)  The Commitments shall terminate on the
Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable in full on such date.

          SECTION 2.11.  Optional Prepayments.  (a)  Any
Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay its Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1(a)) in whole at any time, or from time to time in part in amounts aggregating $3,000,000 or any larger multiple of $1,000,000 by paying the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay the relevant Base Rate Loans of the several Banks in proportion to their respective
Commitments.

          (b)  Except as provided in Section 8.2, no
Borrower may prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

          (c)  Upon receipt of a notice of prepayment
pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12.  General Provisions as to Payments.
(a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
11.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for
the account of the Banks.   Whenever any payment of
principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next

                               27






succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding
Euro-Dollar Business Day.   Whenever any payment of
principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal
Funds Rate.

          SECTION 2.13.  Funding Losses.   If a Borrower
makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.7(c), or if a Borrower fails to borrow any Fixed Rate Loans after notice of such Borrowing has been given to any Bank in accordance with Section 2.4(a), such Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by such Bank (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15.  Regulation D Compensation.  Each
Bank may require a Borrower to pay, contemporaneously with

                               28







each payment of interest on its Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum equal to the excess of (i) (A) the applicable London Interbank Offered Rate (or other base rate determined pursuant to Section 2.7(c)) divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause (i)(A), such rate to be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place in the United States indicated in such notice with respect to each Interest Period commencing at least five Euro-Dollar Business Days after the giving of such notice and (y) shall notify the relevant Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on its Euro-Dollar Loans of the amount then due to such Bank under this Section.

          "Euro-Dollar Reserve Percentage" means, with respect to any Euro-Dollar Loan for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on such Euro-Dollar Loan is determined or any category of extensions of credit or other assets which includes such Euro-Dollar Loan, or would include such Euro-Dollar Loan, if made by a non-United States office of the relevant Bank).

          SECTION 2.16. Withholding Tax Exemption. (a) At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the

                               29







occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

          (b) If a Bank fails to provide the Company or the Agent with an appropriate form as and when required by
Section 2.16(a), such Bank shall not be entitled to be indemnified under Section 8.3(a)(i) for taxes that would not have been imposed if such Bank had complied with Section 2.16(a). However, if such Bank is entitled to a refund for such taxes, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such taxes. Except as provided in this subsection (b), such Bank's rights under this Agreement shall not be adversely affected by its failure to comply with Section 2.16(a).

          SECTION 2.17. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such other currency; if the amount of Dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in Dollars, each Borrower agrees, to the fullest extent that it may


                               30







effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of Dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.4, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

           SECTION 2.18. Foreign Withholding Taxes and Other Costs. (a) All payments by an Eligible Subsidiary of principal of and interest on its Notes and of all other amounts payable under this Agreement are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the government of any jurisdiction outside the United States or by any political subdivision or taxing authority thereof or therein through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, such Eligible Subsidiary will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on its Notes and of all other amounts payable by it under this Agreement, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein. Such Eligible Subsidiary shall furnish promptly to the Agent official receipts evidencing the payment of any tax, duty or other charge so withheld or deducted.

          (b)  If the cost to any Bank of making or
maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Eligible Subsidiary shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (b) and will designate a different


                               31






Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.


                         ARTICLE III

                         CONDITIONS


          SECTION 3.1. Effectiveness. The amendment and restatement of the Existing Credit Agreement provided for herein shall become effective on the date (the "Restatement Effective Date") when each of the following conditions shall have been satisfied (or waived in accordance with Section 11.5):

          (a) receipt by the Agent of a notice from the Company specifying the Restatement Effective Date
     (which shall not be later than March 15, 1996;

          (b) receipt by the Agent of (i) a duly executed counterpart of this Amended Agreement signed by each of the parties hereto and (ii) a counterpart hereof with the form of consent on the signature pages hereof signed by each of National Westminster Bank PLC and The Chase Manhattan Bank, N.A. (or, if any such executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation that such counterpart has been executed and sent to it);

          (c) receipt by the Agent of a duly executed Note of the Company for the account of each Bank dated on or before the Restatement Effective Date and complying with the provisions of Section 2.5;

          (d) receipt by the Agent of a certificate, dated the Restatement Effective Date, signed by a principal financial officer of the Company, to the effect that
     (i) no Default shall have occurred and be continuing on the Restatement Effective Date and (ii) each of the representations and warranties contained in this Amended Agreement is true on and as of the Restatement Effective Date;

          (e)  receipt by the Agent of an opinion of Thomas
     H. Hagoort, General Counsel of the Company, dated the
     Restatement Effective Date, substantially in the form of Exhibit E hereto and covering such additional

                               32






     matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (f)  receipt by the Agent of an opinion of Davis
     Polk & Wardwell, special counsel for the Agent, dated the Restatement Effective Date, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (g) receipt by the Agent of evidence satisfactory to it that the Company has paid (or made arrangements satisfactory to the Agent for paying) all amounts required to be paid by the Company on the Restatement Effective Date pursuant to Section 11.9; and

          (h) receipt by the Agent of all documents which it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Amended Agreement and the Notes delivered pursuant to clause (c) of this Section, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

The Agent will deliver to each Bank copies of the certificates and opinions delivered to the Agent pursuant to this Section 3.1 promptly after the Restatement Effective Date. On the Restatement Effective Date, the Existing Credit Agreement shall, without further action by any of the parties thereto, be amended and restated to read in full as set forth herein; provided that the rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Restatement Effective Date shall continue to be governed by the provisions of the Existing Credit Agreement.

          SECTION 3.2.   Borrowings.  The obligation of each
Bank to make a Loan on the occasion of each Borrowing hereunder on and after the Restatement Effective Date is subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

          (b)  the fact that, immediately after such
     Borrowing, (i) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments and (ii) the aggregate outstanding principal amount of the Loans having
     Interests Periods ending after February 28, 2001 will not exceed $150,000,000;

                               33







          (c)  the fact that, immediately after such
     Borrowing, no Default shall have occurred and be continuing; and

          (d) the fact that each of the representations and warranties contained in this Agreement (except in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.4(c) and 4.5 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

          SECTION 3.3.   First Borrowing by Each Eligible
Subsidiary.   The obligation of each Bank to make a Loan on
the occasion of the first Borrowing by each Eligible
Subsidiary is subject to the satisfaction of the following further conditions:

          (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible
     Subsidiary, dated on or before the date of such Borrowing complying with the provisions of Section 2.5;

          (b) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.


                               34







                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY

          The Company represents and warrants that:

          SECTION 4.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now
conducted.   The Company is duly qualified as a foreign
corporation, licensed and in good standing in each jurisdiction in the United States where qualification and/or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify and/or be licensed could have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.2.   Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by the Company of this Amended Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 4.3.   Binding Effect.  This Agreement
constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

          SECTION 4.4.   Financial Information.

          (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statement of income and retained earnings and consolidated statement of cash flows for the fiscal year then ended, reported on by Coopers and


                               35







Lybrand LLP and set forth in the Company's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income and retained earnings and cash flows for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

          (c) Since September 30, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.5. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial position, consolidated results of operations or the business of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Amended Agreement or the Notes.

          SECTION 4.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability

                               36






under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.7.   Taxes.  The Company and its
Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          SECTION 4.8.   Subsidiaries.  Each of the
Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.9. General Indebtedness, Pari Passu Status. The obligations of the Company under this Amended Agreement and its Notes are direct, unconditional and general obligations of the Company and, except to the extent that certain categories of indebtedness and liabilities, not constituting Debt, may be preferred by law, rank at least pari passu with all other unsecured indebtedness (except deferred or subordinated indebtedness) and liabilities (actual or contingent) issued, created or assumed by the Company or for which the Company is responsible.

          SECTION 4.10.  Compliance with Laws.  The Company
and each of its Subsidiaries are in compliance with all applicable laws, rules and regulations, other than such laws, rules or regulations as to which (i) the Company or its Subsidiaries are contesting in good faith the validity or applicability of the law, rule or regulation or (ii) failure to comply with the law, rule or regulation cannot reasonably be expected to have consequences which would materially and adversely affect the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.11.  Environmental Matters.   The
Company takes appropriate steps to monitor the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, and evaluates any liabilities and costs identified thereby
(including, without limitation, any capital or operating expenditures required for clean-up or closure of properties


                               37







presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and
expenses).   On the basis of this evaluation, the Company
has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.12. Full Disclosure. All information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Amended Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated
or certified.   The Company has disclosed to the Banks in
writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial position of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Amended Agreement.


                          ARTICLE V

                          COVENANTS

          The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.1.   Information.  The Company will
deliver to each of the Banks:

          (a) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on in a manner


                               38







     acceptable to the Securities and Exchange Commission by Coopers & Lybrand LLP or other independent public accountants of nationally recognized standing;

          (b) within 90 days after the end of each fiscal year of the Company, a consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidating statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a certificate of the chief financial officer or the chief accounting officer of the Company to the effect that the amount shown for each item in each of the component financial statements shown in separate columns in such consolidating financial statements is the amount that would be shown for such item on a corresponding financial statement of the relevant entity or entities prepared substantially in accordance with GAAP, except for adjustments reflected in the consolidating adjustments shown on such consolidating financial statements;

          (c) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and retained earnings and of cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, conformity with GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

          (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and
     (c) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company (i) setting forth in reasonable detail such calculations as are required to establish whether the Company was in compliance with the requirements of Sections 5.6 to 5.8, inclusive, Section 5.10 and
     Sections 5.12 to 5.17, inclusive, on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof


                               39







     and the action which the Company is taking or proposes to take with respect thereto and (iii) stating whether, since the date of the most recent previous delivery of financial statements pursuant to clause (a) or (c) above, there has been any material adverse change in the business, financial position or results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to whether anything has come to their attention to cause them to believe that (i) any Default existed on the date of such statements or (ii) the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above are not correct. Such accountants' statement may also state that their examination was not directed primarily towards obtaining knowledge of such matters and, as to specifically identified covenants, would not form a basis for reasonably reliable conclusions;

          (f) within five Domestic Business Days after a Principal Officer becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and all reports on Forms 10-K, 10-Q and 8-K and similar reports which the Company shall have filed with the Securities and Exchange Commission;

          (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any


                               40






     Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
     (v) gives notice of intent to terminate any Plan under
     Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

          (j) as soon as reasonably practicable after a Principal Officer obtains knowledge thereof, notice of the commencement of, or of a material threat of the commencement of, any action, suit or proceeding against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which, in the opinion of the Company, there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or which in any manner questions the validity of this Agreement or the Notes, together with such additional information about such pending or threatened action, suit or proceeding as may be reasonably requested by any Bank;

          (k) as soon as reasonably practicable after a Principal Officer obtains knowledge thereof, notice of any Lien or threatened Lien securing an amount (net of


                               41






     any applicable insurance) exceeding 25% of Consolidated
     Tangible Net Worth; and

          (l) from time to time such additional information regarding the financial position or business of the Company as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.2.   Payment of Obligations.  The
Company will, and will cause each of its Subsidiaries to, pay and discharge, at or before maturity, (i) all lawful taxes, assessments and governmental charges or levies upon it or its property or assets, and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, except where any of the items in (i) or (ii) may be contested in good faith, and the Company shall have set aside on its books, in accordance with GAAP, appropriate reserves for the accrual of any such items.

          SECTION 5.3. Maintenance of Property; Insurance. The Company will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition; will maintain and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name) with responsible insurance companies, insurance on all its property for an amount not less than 90% of the replacement cost thereof against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

          SECTION 5.4.   Conduct of Business and Maintenance
of Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

          SECTION 5.5. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles applicable to it, shall be made of all dealings and transactions in relation to its business and activities. The Company will permit, and will cause each Subsidiary to permit, representatives of any Bank to visit and inspect any of their respective


                               42








properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired, provided that nothing in this Section 5.5 shall require the Company to disclose any confidential or proprietary information and provided further that appropriate advance arrangements for any such visit, inspection or examination shall be made with a Principal Officer.

          SECTION 5.6.   Subsidiary Debt.   The sum of (i)
the total Debt of all Consolidated Subsidiaries (excluding all Loans outstanding hereunder and all Debt of a Consolidated Subsidiary to the Company or to a Wholly-Owned Consolidated Subsidiary) plus (ii) the aggregate unliquidated amount of all Receivables theretofore sold by all Consolidated Subsidiaries (excluding Receivables sold to the Company or to a Wholly-Owned Consolidated Subsidiary) will at no time exceed $125,000,000.

          SECTION 5.7.   Negative Pledge.  Neither the
Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a)  Liens existing on December 31, 1995 securing
     Debt outstanding on December 31, 1995 in an aggregate principal amount not exceeding $3,000,000 (exclusive of Liens permitted by subsection (h) hereof);

          (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

          (c)  any Lien existing on any asset of any
     corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated



                               43






     Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g) any Lien on any Receivable which is sold pursuant to Section 5.12 securing the purchase price of such Receivable;

          (h)  Liens not otherwise permitted by the
     foregoing clauses of this Section securing Debt in an aggregate principal amount outstanding not to exceed 5% of Consolidated Tangible Net Worth; and

          (i) any other Lien arising in the ordinary course of its business which (i) does not secure Debt and (ii) does not secure claims or obligations as to which the Required Banks reasonably determine after consultation with the Company that the Company or a Consolidated Subsidiary is or will become obligated to pay an aggregate amount (net of any applicable insurance) exceeding 25% of Consolidated Tangible Net Worth.

          SECTION 5.8.   Consolidations, Mergers and Sales
of Assets. The Company will not, and will not permit any Subsidiary to, consolidate or merge with, or sell, lease or otherwise dispose of any of its assets to, any Person, except that:

          (a)  the Company may merge with any Person;
     provided that the surviving corporation is the Company;

          (b) any Subsidiary may consolidate or merge with any Person, provided that (i) the surviving corporation is the Company or a Wholly-Owned Consolidated Subsidiary and (ii) if such Subsidiary is a Borrower, the surviving corporation remains liable for such Borrower's obligations hereunder and under its Notes;

          (c) any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or any Wholly-Owned Consolidated Subsidiary, provided that the assets (or the value of the assets) so sold, leased or otherwise disposed of may, under applicable law, be remitted to the acquiring entity within 180 days thereafter without the payment of any taxes or other charges as a result of such remittance;


                               44







          (d) the Company may sell, lease or otherwise dispose of any of its assets to any Subsidiary for cash equal to not less than the fair value of such assets, provided that such cash is freely transferable to the United States and if in a foreign currency is freely convertible into Dollars;

          (e) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

          (f) the Company, Albany International Canada, Inc., Albany International S.A., Martel Catala S.A. and Albany International Industria e Comercio Ltda. may sell Receivables for cash pursuant to Section 5.12; and

          (g) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets for fair value (other than as permitted by clauses (a) to (f) inclusive), provided that the aggregate net book value of all assets of the Company and its Subsidiaries sold, leased or otherwise disposed of during any fiscal year of the Company pursuant to this clause (g) shall not exceed 15% of the consolidated net book value of all assets of the Company and its Subsidiaries at the end of the preceding fiscal year.

          SECTION 5.9.   Transactions with Affiliates.  The
Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment in, engage in any transaction with or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate
(other than the Company or a Wholly-Owned Consolidated
Subsidiary), except that

          (a) the Company may declare and pay any dividend permitted by Section 5.10;

          (b)  the Company or any Subsidiary may make
     payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate;

          (c)  the Company or any Subsidiary may make
     payments or provide compensation for services rendered


                               45







     by any Affiliate who is an officer, director or employee of the Company or any Subsidiary;

          (d) the Company or any Subsidiary may make any Investment permitted by Section 5.14; and

          (e) the Company or any Subsidiary may make sales to or purchases from any Affiliate and, in connection therewith, extend credit, may make payments or provide compensation for services rendered by any Affiliate, and may engage in any other transaction with any Affiliate, if such sales or purchases are made or such services are rendered or such transaction is on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate.

          SECTION 5.10.  Restricted Payments.  (a)  The
Company will not, and will not permit any Subsidiary to, declare or make any Restricted Payment unless, immediately after giving effect to such Restricted Payment, no Default shall have occurred and be continuing and either

          (A) the sum of all Restricted Payments (including such Restricted Payment, but excluding any prior Restricted Payment to the extent that it was permitted solely by reason of clause (B) of this Section) made during the period of four consecutive fiscal quarters ending with the fiscal quarter in which such Restricted Payment is to be made will not exceed 50% of Consolidated Net Income for the period of four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the fiscal quarter in which such Restricted Payment is to be made or

          (B) the sum of all Restricted Payments (including such Restricted Payment) made after December 31, 1995 that were not permitted by the foregoing clause (A) would not exceed the sum of (i) $40,000,000 and (ii) the aggregate Value of all treasury stock of the Company transferred in a transaction constituting a Treasury Stock Transfer after December 31, 1995.

For purposes of this Section 5.10, a "Treasury Stock Transfer" means (i) any contribution of treasury stock of the Company to its Employee Stock Ownership Plan, (ii) any transfer of treasury stock of the Company to any Person (other than an Affiliate) as consideration for an Investment permitted by Section 5.14 or (iii) any sale of treasury stock of the Company for cash to any Person (other than an


                               46







Affiliate). The "Value" of each share of treasury stock transferred in a Treasury Stock Transfer shall be determined at the time of its transfer and shall be the fair market value thereof in the case of items (i) and (ii) of the definition of Treasury Stock Transfer and the net cash proceeds received from the sale thereof in the case of item
(iii) of such definition.

          (b)  Notwithstanding the foregoing, this Section
5.10 shall not prevent or restrict (i) payment of a dividend within 90 days after its declaration if payment thereof would have been permitted at the declaration date or (ii) declaration or payment of stock dividends or stock splits.

          SECTION 5.11.  Compliance with Laws.   The Company
will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.12.  Sale of Receivables.  The Company
will not, and will not permit any Subsidiary to, sell or in any manner dispose of any Receivables, except that

          (i)  each of Albany International S.A., Albany
     International Canada, Martel Catala S.A. and Albany
     International Industria e Comercio may sell its Receivables, provided that the aggregate unliquidated amount of all Receivables sold by Albany International
     S.A. and Albany International Industria e Comercio shall not at any time exceed $5,000,000; and

         (ii)  the Company may sell its Receivables,
     provided that the aggregate unliquidated amount of all Receivables sold by the Company shall not at any time exceed $50,000,000.

          SECTION 5.13.  Limitations on Sale-Leasebacks.
The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall after December 31, 1995 sell or transfer property whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Company or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless after giving effect to any such sale or transfer, the aggregate fair



                               47






market value of all property of the Company and its Subsidiaries so sold or transferred after December 31, 1995 does not exceed $25,000,000.

          SECTION 5.14.  Limitations on Investments.  The
Company will not, and will not permit any Subsidiary to, make any Investment except:

          (a)  Temporary Cash Investments;

          (b) Loans and advances to the Company or any Subsidiary, provided that, in the case of a loan or advance to any Subsidiary, repayment of such loan or advance by such Subsidiary is not prohibited or materially restricted by any applicable exchange control regulations or other laws or regulations;

          (c)  Permitted Deposits and Permitted Acceptances;

          (d) any Investment in a Person which is or by reason of such Investment becomes a Consolidated
     Subsidiary and which is engaged in a Related Business;
     provided that, immediately after such Investment is made, the aggregate Net Unrecovered Amount of all Investments made pursuant to this clause (d) after December 31, 1995 shall not exceed $140,000,000; and

          (e)  any additional Investment not otherwise
     permitted by clauses (a) through (d) if, immediately after giving effect thereto, the aggregate Net
     Unrecovered Amount of all Investments made pursuant to this clause (e) does not exceed $10,000,000.

          SECTION 5.15.  Cash Flow to Total Debt Ratio.
The Cash Flow to Total Debt Ratio will, at the end of each fiscal quarter of the Company ending (y) prior to December
31, 1998, be greater than 0.18 to 1, and (z) on or after December 31, 1998, be greater than 0.20 to 1.

          SECTION 5.16.  Consolidated Tangible Net Worth.
At no time will (i) the sum of (x) Consolidated Tangible Net Worth plus (y) an amount equal to the lesser of (A) the aggregate purchase price of all common stock of the Company repurchased by it after December 31, 1995 and (B) $35,000,000 be less than (ii) $250,000,000 increased, at the end of each fiscal quarter of the Company commencing with its fiscal quarter ending on March 31, 1996, by an amount equal to 50% of Consolidated Net Income (if a positive number) for such fiscal quarter.


                               48







          SECTION 5.17.  Interest Coverage Ratio.   The
Interest Coverage Ratio will, at the end of each fiscal quarter of the Company, be greater than 4.0 to 1.

          SECTION 5.18. Use of Proceeds. The proceeds of Borrowings under this Amended Agreement will be used (i) on the Restatement Effective Date, to repay loans outstanding under the Existing Credit Agreement, as in effect immediately before the Restatement Effective Date, and (ii) for general corporate purposes of the Company and its Subsidiaries. None of the proceeds of the Loans will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of such proceeds will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U (except that the Company or any of its Subsidiaries may use the proceeds of the Loans to purchase or carry shares of common stock of the Company). The Company will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock".


                         ARTICLE VI

                          DEFAULTS

          SECTION 6.1.   Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

          (a) any principal of any Loan shall not be paid when due, or any interest, fees or other amounts payable hereunder shall not be paid within five days of the due date thereof;

          (b) the Company shall fail to observe or perform any covenant contained in Section 5.1(f) or Sections
     5.6 to 5.8, inclusive, Section 5.10 or Sections 5.12 to 5.18, inclusive; provided that, if the Required Banks make a determination which causes a Lien that would otherwise be permitted by clause (i) of Section 5.7 to be prohibited by Section 5.7, such Lien shall not constitute an Event of Default unless it continues to exist for 30 days after written notice of such determination has been given to the Company by the Agent at the request of the Required Banks;


                               49







          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment in respect of any Debt (other than Debt outstanding under this Agreement) with an outstanding aggregate principal amount in excess of $500,000 when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Company or any Subsidiary with an outstanding aggregate principal amount in excess of $500,000, or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee,


                               50







     receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

          (j) a judgment or order for the payment of money in excess of $500,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

          (k) in any jurisdiction any governmental action is taken which interferes with the ability of the Company or any Subsidiary to carry on its business and which thereby has a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Consolidated
     Subsidiaries, considered as a whole;

          (l) any substantial part of the assets, revenues or share capital of the Company or any Subsidiary is expropriated or nationalized by any government and such expropriation or nationalization has a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole; or


                               51







          (m) at a time when J. Spencer Standish does not directly or indirectly have the power to cast more than 50% of the votes entitled to be cast for the election of directors of the Company, any person or "group" of persons (within the meaning of "group" as used in Section 13 or 14 of the Securities Exchange Act of 1934, as amended), exclusive of persons who are Permitted Shareholders, shall have beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of shares entitling the holders thereof to cast 30% or more of the votes for the election of directors of the Company; or Continuing Directors no longer constitute a majority of the board of directors of the Company;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments with respect to any or all of the Borrowers, and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes of any or all of the Borrowers (together with accrued interest thereon) to be, and such Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, without any notice to the Company or any other act by the Agent or the Banks, the Commitments with respect to such Borrower shall thereupon terminate and the Notes of such Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and provided further that, if any event specified in clauses (e) through (l) inclusive shall have occurred only in relation to a Subsidiary (other than a Borrower), the Agent shall not serve such a notice unless such event would in the reasonable opinion of the Required Banks have a material adverse effect on the ability of the Borrowers to perform their obligations under this Agreement.

          SECTION 6.2.   Notice of Default.  The Agent shall
give notice to the Company under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                               52







                         ARTICLE VII

                          THE AGENT

          SECTION 7.1.   Appointment and Authorization.
Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.2.   Agent and Affiliates.  Morgan
Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Agent hereunder.

          SECTION 7.3.   Action by Agent.  The obligations
of the Agent hereunder are only those expressly set forth
herein.   Without limiting the generality of the foregoing,
the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

          SECTION    .   Consultation with Experts.  The
Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.5.   Liability of Agent.  Neither the
Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness


                               53







or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.6.   Indemnification.  Each Bank shall,
ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

          SECTION 7.7.   Credit Decision.  Each Bank
acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.8. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                               54







          SECTION 7.9.   Agency Fees.  The Company shall pay
fees to the Agent in the amounts and on the dates heretofore agreed to by the Company and the Agent.


                        ARTICLE VIII

                   CHANGE IN CIRCUMSTANCES
                 AFFECTING FIXED RATE LOANS

          SECTION 8.1.   Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

          (a)  the Agent is advised by the Euro-Dollar
     Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Euro-
     Dollar Reference Bank in the relevant market for such Interest Period, or

          (b) in the case of a Euro-Dollar Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist (which it shall promptly do when it is advised or determines that such circumstances have ceased to exist or, in the case of clause (b) above, when the Agent is so notified by Banks having 50% or more of the aggregate amount of the Commitments), the obligations of the
Banks to make Euro-Dollar Loans shall be suspended.   Unless
the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given (and with respect to which a notice has been given under this Section 8.1) that it elects not to borrow on such date,
(i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.


                               55







          SECTION 8.2. Illegality. If, after February 15, 1996, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.3.   Increased Cost and Reduced Return.
(a) If, on or after (x) February 15, 1996, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:


                               56







          (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If, after February 15, 1996, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank


                               57







or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after February 15, 1996 which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.4.   Base Rate Loans Substituted for
Affected Fixed Rate Loans.   If (i) the obligation of any
Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a)  all Loans to such Borrower which would
     otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such

                               58






     Euro-Dollar Loans shall be applied to repay its Base
     Rate Loans instead.



                         ARTICLE IX

               REPRESENTATIONS AND WARRANTIES
                  OF ELIGIBLE SUBSIDIARIES

          Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted to the Banks as of the date thereof that:

          SECTION 9.1.   Corporate Existence and Power.  It
is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary of the Company.

          SECTION 9.2.   Corporate and Governmental
Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organic documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 9.3.   Binding Effect.  This Agreement
constitutes a valid and binding agreement of such Eligible
Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

          SECTION 9.4. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                               59







          SECTION 9.5. General Indebtedness, Pari Passu Status. The obligations of such Eligible Subsidiary under this Agreement and its Notes are direct, unconditional and general obligations of such Eligible Subsidiary and, except to the extent that certain categories of indebtedness and liabilities, not constituting Debt, may be preferred by law, rank at least pari passu with all other unsecured indebtedness (except deferred or subordinated indebtedness) and liabilities (actual or contingent) issued, created or assumed by such Eligible Subsidiary or for which it is responsible.


                          ARTICLE X

                          GUARANTY

          SECTION 10.1. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by each Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 10.2.  Guaranty Unconditional.  The
obligations of the Company hereunder shall be unconditional
and absolute and, without limiting the generality of the
foregoing, shall not be released, discharged or otherwise
affected by:

          (i)  any extension, renewal, settlement,
     compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any of its Notes, by operation of law or otherwise;

         (ii)  any modification or amendment of or
     supplement to this Agreement or any Note;

        (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any of its Notes;

         (iv)  any change in the corporate existence,
     structure or ownership of any Eligible Subsidiary, or


                               60






     any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any of its Notes;

          (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any of its Notes, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any of its Notes or any other amount payable by it under this Agreement, or any delivery of an Election to Terminate by any Eligible Subsidiary; or

         (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

          SECTION 10.3. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 10.4. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.


                               61







          SECTION 10.5.  Subrogation.  Upon making any
payment with respect to any Eligible Subsidiary under this
Article X, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation until any Commitment of the Banks to such Eligible Subsidiary shall have been terminated and all amounts of principal of and interest on the Notes of such Eligible Subsidiary and all other amounts payable by such Eligible Subsidiary under this Agreement have been paid in full.

          SECTION 10.6.  Stay of Acceleration.  If
acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                         ARTICLE XI

                        MISCELLANEOUS

          SECTION 11.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (w) in the case of the Company or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof; (x) in the case of any Eligible Subsidiary, at its address, facsimile number or telex number set forth in its Election to Participate; (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire; or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in


                               62






this Section; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.

          SECTION 11.2. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.3.  Expenses; Documentary Taxes;
Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Amended Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel (who may be employees of such Bank, provided that any allocation of such expenses is made in accordance with such Bank's customary practice), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, any Election to Participate or Election to Terminate or any Note or any amendment hereof or thereof.

          (b) The Company agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (who may be employees of such Bank, provided that any allocation of such expenses is made in accordance with such Bank's customary practice), which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.


                               63







          SECTION 11.4.  Right of Set-Off; Sharing of
Set-Offs. (a) If (i) an Event of Default has occurred and is continuing and (ii) Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans have requested the Agent to declare the Notes forthwith due and payable pursuant to Section 6.1, or the Notes have become due and payable without notice as provided in Section 6.1, then each Bank is hereby authorized at any time and from time to time, to the extent permitted by applicable law, without notice to any Borrower (any such notice being expressly waived by each Borrower), to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing to such Bank under this Agreement or under its Notes, irrespective of whether or not the Bank shall have made any demand under this Agreement or such Notes. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section are in addition to any other rights and remedies which the Banks may have.

          (b)  Each Bank agrees that if it shall, by
exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note of a Borrower held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note of the same Borrower held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes of such Borrower held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of such Borrower held by the Banks shall be shared by the Banks pro rata; provided that (i) if all or a part of such proportionately greater payment is thereafter recovered from such Bank, the purchase of such participations shall be rescinded, and the purchase prices paid therefor returned (without interest) to such Bank, to the extent of such recovery and (ii) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under its Notes. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in one of


                               64






its Notes, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 11.5.  Amendments and Waivers.  Any
provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the reduction or termination of any Commitment, (iv) release the Company from its obligations under Article X with respect to any Eligible Subsidiary, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (vi) change any provision of this Section 11.5; and provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

          SECTION 11.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with


                               65






such Bank's rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of
Section 11.5 without the consent of the Participant.   The
Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.15, 2.18(b) and Article VIII with
respect to its participating interest.   An assignment or
other transfer which is not permitted by subsection (c) or
(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent (which will not be unreasonably withheld) of the Company and the Agent; provided that if an Assignee is a Person which controls, is controlled by or is under common control with such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in accordance with the Agent's standard


                               66






schedule for such charges in effect at the time of such
assignment.   If the Assignee is not incorporated under the
laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company's prior written consent, (ii) by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or (iii) at a time when the circumstances giving rise to such greater payment did not exist.

          (f) If the Euro-Dollar Reference Bank assigns all of its Notes to an unaffiliated institution, the Agent shall, in consultation with the Company and with the consent of the Required Banks, appoint another bank to act as the Euro-Dollar Reference Bank hereunder.

          SECTION 11.7. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in connection with any present or future extension or maintenance of any credit provided for in this Agreement.

          SECTION 11.8. Consent to Jurisdiction; Service of Process. Each Borrower irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the Notes. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower consents to process being served in any such


                               67






suit, action or proceeding by either (a) mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address specified pursuant to Section 11.1 or (b) serving a copy thereof upon such Borrower at its address specified pursuant to Section
11.1. Each Borrower agrees that such service (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 11.8 shall affect the right of any Bank to serve process in any manner permitted by law or limit the right of any Bank to bring proceedings against any Borrower in the courts of any other jurisdiction.

          SECTION 11.9. Existing Credit Agreement. On the Restatement Effective Date and concurrently with the first Borrowing under this Amended Agreement, the Company shall repay all committed loans (if any) outstanding under the Existing Credit Agreement, together with all accrued but unpaid interest thereon, and all accrued but unpaid fees payable thereunder. The parties hereto which are also parties to the Existing Credit Agreement waive the provisions of Section 2.11 of the Existing Credit Agreement to the extent required to permit such repayment of loans. The Company shall reimburse the banks as provided in Section
2.13 of the Existing Credit Agreement for any loss or expense incurred as a result of such repayment occurring on a day other than the last day of the interest period applicable to any such loan. If, before the Restatement Effective Date, the Company gives the Agent a Notice of Borrowing as provided in Section 2.2 or 2.3(f) of this Amended Agreement for a Borrowing to occur on or after the Restatement Effective Date, such Notice of Borrowing shall be effective for the purposes of this Amended Agreement; provided that if the Company fails to borrow any Fixed Rate Loans as specified in such Notice of Borrowing the Company shall reimburse each Bank for any resulting loss or expense as provided in Section 2.13.

          SECTION 11.10. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 11.11. Counterparts; Integration. This Amended Agreement may be signed in any number of counter-parts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Except as provided in the last sentence of
Section 3.1, this Amended Agreement constitutes the entire agreement and understanding among the parties hereto and


                               68






supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 11.12. WAIVER OF JURY TRIAL.  EACH OF THE
BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.


                               69






         IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         ALBANY INTERNATIONAL CORP.



                         By: /s/ Raymond Dufresne
                             ------------------------
                             Title: Vice President &
                                    Treasurer

                         1373 Broadway
                         Albany, New York  12204
                         Mailing Address: P.O. Box 1907
                                          Albany, New York 12201
                         Telex number:  145-350
                                        Answerback: ALBYINTER MNAN
                         Facsimile number: (518) 447-6305


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK

                         By: /s/ R. Blake Witherington
                             ------------------------
                             Title: Vice President

                         THE FIRST NATIONAL BANK OF BOSTON

                         By: /s/ Jane Hwang
                             ------------------------
                             Title: Vice President


                         NBD BANK


                         By: /s/ Stephen E. McDonald
                             ------------------------
                             Title: Vice President


                         BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION


                         By: /s/ Lucy Coyle
                             ------------------------
                             Title: Vice President


                               70








                         BANK OF MONTREAL


                         By: /s/ Donald J. Jordan
                             ------------------------
                             Title: Director


                         CHEMICAL BANK


                         By: /s/ Steve Malinowski
                             ------------------------
                             Title: Vice President


                         CITIBANK, N.A.


                         By: /s/ Tom Stott
                             ------------------------
                             Title: Vice President


                         FLEET BANK


                         By: /s/ Anthony Davidson
                             ------------------------
                             Title: Assistant Vice President


                         ABN AMRO BANK N.V., NEW YORK BRANCH


                         By: /s/ George Dugan
                             ------------------------
                             Title: Vice President


                         By: /s/ David W. Stack
                             ------------------------
                             Title: Assistant Vice President


                         MARINE MIDLAND BANK


                         By: /s/ William M. Holland
                             ------------------------
                             Title: Vice President



                               71







                         THE SUMITOMO BANK, LIMITED,
                           NEW YORK BRANCH


                         By: /s/ Yoshinori Kawamura
                             ------------------------
                             Title: Joint General Manager



                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Agent


                         By: /s/ R. Blake Witherington
                             ------------------------
                             Title: Vice President

                         60 Wall Street
                         New York, New York 10260
                         Attention:
                         Telex number:
                         Facsimile number:

          Each of the undersigned banks is a party to the Existing Credit Agreement but will not be a party to the foregoing Amended Agreement after the Restatement Effective Date. Solely in its capacity as a party to the Existing Credit Agreement (and in order to satisfy the requirements of Section 11.6 thereof), each of the undersigned banks consents to the foregoing Amended Agreement; provided that such consent shall not be effective unless all amounts to be paid for its account under Section 11.9 of the foregoing Amended Agreement are paid on the Restatement Effective Date.


                         THE CHASE MANHATTAN BANK, N.A.


                         By: /s/ Hans H. Heinsen
                             ------------------------
                             Title: Managing Director


                         NATIONAL WESTMINSTER BANK PLC


                         By: /s/ Maria Amaral-LeBlanc
                             ------------------------
                             Title: Vice President

                                      72






                    COMMITMENT SCHEDULE


Name of Bank                                 Commitment
------------                                 -----------
Morgan Guaranty Trust                        $40,000,000
Company of New York

The First National Bank                      $33,000,000
of Boston

NBD Bank                                     $33,000,000

Bank of America National                     $28,000,000
Trust and Savings Association

Bank of Montreal                             $28,000,000

Chemical Bank                                $28,000,000

Citibank, N.A.                               $28,000,000

Fleet Bank                                   $28,000,000

ABN AMRO Bank N.V.,                          $18,000,000
New York Branch

Marine Midland Bank                          $18,000,000

The Sumitomo Bank, Limited,
New York Branch                             $ 18,000,000
                                            ------------
                              Total         $300,000,000



                               73







                     PRICING SCHEDULE
                 (in basis points per annum)

          "Facility Fee Rate" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies at such date. "Euro-Dollar Margin" means, for any date, the rate set forth below in the row opposite such term in the line corresponding to the Usage at such date and in the column corresponding to the Pricing Level that applies at such date:

Pricing Level                 Level 1     Level II     Level III     Level IV
------------------------------------------------------------------------------
Facility Fee                   15.00        18.75        20.00         25.00
------------------------------------------------------------------------------
Euro-Dollar
Margin
  Usage less than 50%          22.50        21.25        36.25         43.75
  Usage greater than 50%       22.50        33.75        48.75         56.25
------------------------------------------------------------------------------

          For purposes of this Schedule, the following terms have the following meanings:

          "Level I Pricing" applies at any date if the Cash
Flow to Total Debt Ratio as of the end of the most recent fiscal quarter ending 45 days or more before such date is not less than 0.35 to 1.

          "Level II Pricing" applies at any date if the Cash
Flow to Total Debt Ratio as of the end of the most recent fiscal quarter ending 45 days or more before such date is less than 0.35 to 1 and not less than 0.27 to 1.

          "Level III Pricing" applies at any date if the Cash Flow to Total Debt Ratio as of the end of the most recent fiscal quarter ending 45 days or more before such date is less than 0.27 to 1 and not less than 0.20 to 1.

          "Level IV Pricing" applies at any date if the Cash
Flow to Total Debt Ratio as of the end of the most recent fiscal quarter ending 45 days or more before such date is less than 0.20 to 1.

          "Pricing Level" refers to the determination of which of Level I, Level II, Level III or Level IV Pricing applies at any date.

          "Usage" means at any date the percentage equivalent of a fraction (i) the numerator of which is the


                               74






aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding after termination of the Commitments, the Usage for each date on or after the date of such termination shall be deemed to be greater than 50%.



                               75






                                             EXHIBIT A

                            NOTE

                                        New York, New York
                                                    , 19


          For value received, [name of Borrower], a [jurisdiction of incorporation] corporation (the
"Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period
relating to such Loan.   The Borrower promises to pay
interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of February
29, 1996 among Albany International Corp., the banks party thereto and Morgan Guaranty Trust Company of New York, as
Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.









          [Albany International Corp. has, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this note.]


                                   [NAME OF BORROWER]


                                   By____________________
                                   Title:


---------------
    * To be deleted in case of Notes executed and delivered by the Company.

                               -2-







                        LOANS AND PAYMENTS OF PRINCIPAL


-------------------------------------------------------------------------------
                                       Amount of
           Amount of      Type of      Principal        Maturity     Notation
Date          Loan         Loan          Repaid           Date        Made By
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                               -3-







                                             EXHIBIT B

             Form of Money Market Quote Request


                                        [Date]


To:       Morgan Guaranty Trust Company of New York
            (the "Agent")

From:     Albany International Corp. (the "Company")

Re:       Amended and Restated Credit Agreement (the "Credit
          Agreement") dated as of February 29, 1996 among the Company, the Banks party thereto and the Agent

          We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                   Interest Period

$

          Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                              ALBANY INTERNATIONAL CORP.


                              By________________________
                                 Title:

---------------
     * Amount must be $3,000,000 or a larger multiple of $1,000,000.

    ** Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.









                                             EXHIBIT C

         Form of Invitation for Money Market Quotes


To:       [Name of Bank]

Re:       Invitation for Money Market Quotes to Albany
          International Corp. (the "Company")

          Pursuant to Section 2.3 of the Amended and Restated Credit Agreement dated as of February 29, 1996 among the Company, the Banks party thereto and the undersigned, as Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market
Borrowing(s):

Date of Borrowing:  __________________

Principal Amount                 Interest Period


$

          Such Money Market Quotes should offer a Money Market
[Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (New York City time) on [date].

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By______________________
                                 Authorized Officer








                                            EXHIBIT D

                 Form of Money Market Quote


To:  Morgan Guaranty Trust Company
       of New York, as Agent

Re:  Money Market Quote to
     Albany International Corp. (the "Company")

          In response to your invitation on behalf of the Company dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________

2.   Person to contact at Quoting Bank:

    _____________________________

3.   Date of Borrowing: ____________________

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
     Periods and at the following rates:


Principal       Interest         Money Market
  Amount**       Period***       [Margin****]    [Absolute Rate*****]
---------       --------         -----------       ---------------
$

$


---------------
     * As specified in the related Invitation.

    ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $1,000,000.

   *** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

  **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

 ***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).







     [Provided, that the aggregate principal amount of Money
     Market Loans for which the above offers may be accepted shall not exceed $________.]**

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit
Agreement dated as of February 29, 1996 among the Company, the Banks party thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                              Very truly yours,

                              [NAME OF BANK]


Dated:_______________        By:__________________________
                                 Authorized Officer




-----------------
   ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $1,000,000.








                                                 EXHIBIT E



                         OPINION OF
                   COUNSEL FOR THE COMPANY


                                    [Dated the Restatement
                                        Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          I have acted as counsel for Albany International Corp. (the "Company") in connection with the Amended and Restated Credit Agreement dated as of February 29, 1996 (the "Credit Agreement") among the Company, the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          The opinions expressed herein are limited to
questions arising under the laws of the State of New York and the United States and the General Corporation Law of the State of Delaware, and I do not purport to express an opinion on any question arising under the law of any other jurisdiction. I have assumed, with your permission, that the signatures on all the documents that I have examined are
genuine.   I have made no investigation of the matters as to
which (i) I state in paragraph 1 below that the Company has informed me or (ii) my opinion is stated herein to be to the best of my knowledge except that I have examined the agreements identified on Schedule A hereto with respect to the Company's obligations as borrower or guarantor
thereunder.   In rendering the opinion expressed in
paragraph 4 below, I have relied, with your permission, on the representations of the Banks contained in Section 11.7 of the Credit Agreement.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on
its business as now conducted.   The Company has informed me
that the Company is duly qualified as a foreign corporation and in good standing in each jurisdiction in the United States where qualification is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify could have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes of the Company are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes of the Company constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally.

          4. The extensions of credit by the Banks as contemplated by the Credit Agreement do not and will not involve any violation of Regulation U or X of the Board of Governors of the Federal Reserve System as currently in effect.


          I am furnishing this opinion letter to you solely for your benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                         Very truly yours,



                         Thomas H. Hagoort
                         General Counsel of
                           the Company







                         Schedule A


1.   Debt issued in connection with industrial revenue bonds


                                                 Original     Final
                                                  Lender    Maturity
                                                 --------   --------

       a. City of Menasha, Wisconsin,            The Chase    1996
          Industrial Revenue                     Manhattan
          Installment Note (Albany               Bank
          International Project),
          1981, as amended ($3,800,000
          original principal amount).

       b. City of Portland, Tennessee,           The Chase    1996
          Industrial Revenue                     Manhattan
          Installment Note (Albany               Bank
          International Corp.
          Project), 1981, as amended
          ($700,000 original principal
          amount).

       c. Rensselaer County Industrial           Norstar      2007
          Development Agency Flexible            Bank of
          Rate Demand Industrial                 Upstate
          Development Revenue Bonds              NY
          (Albany International Corp.
          project), 1987, as amended
          ($10,000,000 original
          principal amount).


2. Merchandise Orders Purchase and Sale Agreement, dated as of January 28, 1991 among the Company, CXC
     Incorporated and Citicorp North America, Inc., as amended.





                                             EXHIBIT F


                         OPINION OF
           DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                        FOR THE AGENT



                                [Dated the Restatement
                                  Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have participated in the preparation of the Amended and Restated Credit Agreement dated as of February 29, 1996 (the "Credit Agreement") among Albany International Corp., a Delaware corporation (the "Company"), the banks party thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.1(f) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes of the Company are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes of the Company constitute valid and binding obligations of the Company.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          We have also reviewed the opinion delivered to the Agent pursuant to clause (e) of Section 3.1 of the Credit Agreement and have found such opinion to be substantially responsive to the requirements of the Credit Agreement.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                              Very truly yours,






                                            EXHIBIT G



                  FORM OF ELECTION TO PARTICIPATE



                                           , 19



MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for
  the Banks party to the Amended
  and Restated Credit Agreement
  dated as of February 29, 1996
  among Albany International
  Corp., such Banks and such Agent
  (the "Credit Agreement")

Dear Sirs:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

          The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned is a Permitted Borrower Subsidiary. The undersigned confirms that the representations and warranties set forth in Article IX of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.8 thereof, as if the undersigned were a signatory party thereto.

          The undersigned hereby irrevocably designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.






          [Tax disclosure pursuant to Section 9.4]

          The address to which all notices to the
undersigned under the Credit Agreement should be directed
is:                          .  This instrument shall be
construed in accordance with and governed by the laws of the State of New York.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]



                              By____________________________
                                    Title:


          The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                              ALBANY INTERNATIONAL CORP.



                              By____________________________
                                    Title:

          Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent



                              By____________________________
                                    Title:







                                        EXHIBIT H



                FORM OF ELECTION TO TERMINATE



                                           , 19

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for
  the Banks party to the Amended
  and Restated Credit Agreement
  dated as of February 29, 1996
  among Albany International Corp.,
  such Banks and such Agent (the
  "Credit Agreement")

Dear Sirs:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

          The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

          This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]


                              By___________________________
                                   Title:







          The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.

                              ALBANY INTERNATIONAL CORP.


                              By____________________________
                                   Title:


          Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By____________________________
                                   Title:







                                        EXHIBIT I




                        OPINION OF
                 COUNSEL FOR THE BORROWER
          (BORROWINGS BY ELIGIBLE SUBSIDIARIES)



                                   [Dated as provided in
                                     Section 3.3 of the
                                     Credit Agreement]

To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          I am counsel to [name of Eligible Subsidiary, jurisdiction of incorporation] (the "Borrower") and give this opinion pursuant to Section 3.3(b) of the Amended and Restated Credit Agreement dated as of February 29, 1996 (the "Credit Agreement") among Albany International Corp. (the "Company"), the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1.   The Borrower is a corporation duly
incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary of the Company.

          2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the






performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the [describe relevant organic documents] of the Borrower or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Borrower or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally.

          4.   Except as disclosed in the Borrower's
Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                   Very truly yours,







                                               EXHIBIT J


             ASSIGNMENT AND ASSUMPTION AGREEMENT



          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"),
ALBANY INTERNATIONAL CORP. (the "Company") and MORGAN GUARANTY
TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                     W I T N E S S E T H

          WHEREAS, this Assignment and Assumption Agreement
(the "Agreement") relates to the Amended and Restated Credit
Agreement dated as of February 29, 1996 (the "Credit
Agreement") among the Company, the Assignor and the other
Banks party thereto, as Banks, and the Agent;

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed
$__________;

          WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Definitions.  All capitalized terms not
otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________*. It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 11.6(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 11.6(c) the Company agrees to execute and deliver a Note [and to cause each Eligible Subsidiary to execute and deliver a Note] payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and

-----------------
  * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.






shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

          SECTION 6.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

          SECTION 7.  Counterparts.  This Agreement may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By_________________________
                                Title:


                              [ASSIGNEE]


                              By__________________________
                                Title:


                              ALBANY INTERNATIONAL CORP.


                              By__________________________
                                Title:






                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By__________________________
                                Title: